SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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 FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 6, 2021

CANNAGISTICS, INC.

 (Exact name of registrant as specified in charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2110 5th Avenue Ronkonkoma, NY	11779
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-676-7230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

EXPLANATORY NOTE

As discussed below, effective May 6, 2021, the issuer, having been renamed, engaged in a Holding Company Reorganization. See Exhibit 3.1.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Holding Company Reorganization

On May 6, 2021, the issuer (having been renamed, immediately prior to this Holding Company Reorganization, from “Cannagistics, Inc.” to “Global Transition Corporation”) completed a corporate reorganization (the “Holding Company Reorganization”) pursuant to which Global Transition Corporation, as previously constituted (the “Predecessor”) merged with a company which became a direct, wholly-owned subsidiary of a newly formed Delaware Corporation, Cannagistics, Inc. (in this capacity referred to as the “Holding Company”), which became the successor issuer. In other words, the Holding Company is now the public entity, albeit with the same name as the original issue or the Predecessor. The Holding Company Reorganization was effected by a merger conducted pursuant to Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations (such constituent corporations being the Predecessor, as renamed to Global Transition Corporation and the newly formed Cannagistics, Inc.).

In accordance with the DGCL, Global3pl, Inc. (“Merger Sub”), another newly formed Delaware Corporation and, prior to the Holding Company Reorganization, was an indirect, wholly owned subsidiary of the Holding Company, merged with and into the Predecessor, with Merger Sub surviving the merger as a direct, wholly owned subsidiary of the Holding Company (the “Merger”). The Merger was completed pursuant to the terms of an Agreement and Plan of Merger among the Predecessor, the Holding Company and Merger Sub, dated May 6, 2021 (the “Merger Agreement”).

As of the effective time of the Merger and in connection with the Holding Company Reorganization, all outstanding shares of common stock and preferred stock of the Predecessor were automatically converted into identical shares of common stock or preferred stock, as applicable, of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders and other holders of equity instruments, became stockholders and holders of equity instruments, as applicable, of the Holding Company in the same amounts and percentages as they were in the Predecessor immediately prior to the Holding Company Reorganization.

The executive officers and board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

For purposes of Rule 12g-3(a), the Holding Company is the successor issuer to the Predecessor, now as the sole shareholder of the Predecessor. Accordingly, upon consummation of the Merger, the Holding Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder.

The foregoing description of the Merger Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.2 hereto and incorporated by reference herein and further qualified in its entirety by reference to the full text of the Reorganization Agreement or Plan of Reorganization, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On May 6, 2021, the Predecessor changed its name. Immediately thereafter, the Holding Company adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) that are, in all material respects, identical to the certificate of incorporation and bylaws of the Predecessor immediately prior to the Holding Company Reorganization, with the possible exception of certain amendments that are permissible under the DGCL. The Holding Company has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Predecessor’s capital stock immediately prior to the Holding Company Reorganization.

The Certificate of the Holding Company is attached hereto as Exhibits 3.1 and incorporated by reference into this Item 5.03.

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ITEM 8.01.	OTHER EVENTS

The common stock of the Holding Company trades on OTCMarkets under the symbol “CNGT” under which the common stock of the Predecessor was previously listed and traded. As a result of the Holding Company Reorganization, the common stock of the Predecessor will no longer be publicly traded.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit Number	Description

2.1 2.2 3.1

Plan of Reorganization, dated May 6, 2021, by and among Global3pl, Inc., Cannagistics, Inc. and Global Transition Corporation

Agreement and Plan of Merger, dated May 6, 2021, by and among Global3pl, Inc., Cannagistics, Inc. and Global Transition Corporation

Certificate of Incorporation of each constituent entity, including any exhibits thereto, as may be amended from time to time, of each of Global3pl, Inc., Cannagistics, Inc. and Global Transition Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannagistics, Inc. (Registrant)

Date: May 19, 2021	By:	/s/ James W. Zimbler
James W. Zimbler Vice President/Director

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